SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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Applied Materials, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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APPLIED MATERIALS

Michael R. Splinter

PRESIDENT

CHIEF EXECUTIVE OFFICER

February 17, 2005

Dear Applied Materials Stockholder:

We cordially invite you to attend Applied Materials’ 2005 Annual Meeting of Stockholders, which will be held at the Santa Clara Convention Center, 5001 Great America Parkway, Santa Clara, California 95054, on Wednesday, March 23, 2005 at 11:00 a.m. Pacific Time.

At this year’s Annual Meeting, stockholders will be asked to elect eleven directors and to ratify the appointment of KPMG LLP as Applied Materials’ independent registered public accounting firm for the current fiscal year. Additional information about the Annual Meeting is given in the attached Notice of 2005 Annual Meeting and Proxy Statement.

We encourage you to sign up for electronic delivery of proxy materials to conserve natural resources and help us reduce printing costs and postage fees. For more information, please see “Electronic Delivery of Proxy Materials” in the proxy statement.

Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by mailing a completed proxy card, by telephone, or over the Internet. Stockholders who receive the proxy materials over the Internet will not receive a proxy card in the mail. Voting your proxy will ensure your representation at the Annual Meeting.

We urge you to carefully review the proxy materials and to vote FOR the director nominees and FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year.

We hope to see you at the March 23, 2005 Annual Meeting.

Sincerely,

Michael R. Splinter

3050 Bowers Avenue Santa Clara, California 95054 Phone: (408) 727-5555 Fax: (408) 748-9943	Mailing Address: Applied Materials, Inc. 3050 Bowers Avenue P.O. Box 58039 Santa Clara, California 95052-8039

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

Wednesday, March 23, 2005

at 11:00 a.m. Pacific Time

The 2005 Annual Meeting of Stockholders of Applied Materials, Inc. will be held on Wednesday, March 23, 2005 at 11:00 a.m. Pacific Time at the Santa Clara Convention Center, 5001 Great America Parkway, Santa Clara, California 95054 to conduct the following items of business:

1.	To elect eleven directors to serve for a one-year term and until their successors have been elected and qualified.

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year.

3.	To transact any other business that may properly come before the meeting or any postponement or adjournment of the meeting.

Stockholders who owned shares of our stock at the close of business on Friday, January 28, 2005 are entitled to receive notice of, attend and vote at the meeting. A complete list of these stockholders will be available at 3050 Bowers Avenue, Santa Clara, California 95054 during regular business hours for ten days prior to the meeting. A stockholder may examine the list for any legally valid purpose related to the meeting.

Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible. You may vote by mailing a completed proxy card, by telephone, or over the Internet. Stockholders who receive the proxy materials over the Internet will not receive a proxy card in the mail. For specific voting instructions, please refer to the information provided with your proxy card and in this proxy statement.

By Order of the Board of Directors

Joseph J. Sweeney

Secretary

Santa Clara, California

February 17, 2005

PROXY STATEMENT

PROXY STATEMENT

GENERAL INFORMATION

The enclosed proxy is solicited on behalf of the Board of Directors of Applied Materials, Inc., a Delaware corporation. This proxy is for use at Applied Materials’ 2005 Annual Meeting of Stockholders to be held at 11:00 a.m. Pacific Time on Wednesday, March 23, 2005, at the Santa Clara Convention Center, 5001 Great America Parkway, Santa Clara, California 95054.

This proxy statement contains important information regarding Applied Materials’ 2005 Annual Meeting of Stockholders, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

A number of abbreviations are used in this proxy statement. We refer to Applied Materials, Inc. as “Applied” or “Applied Materials.” The term “proxy materials” includes this proxy statement, the enclosed proxy card, and Applied’s Annual Report on Form 10-K for fiscal year 2004. References to “fiscal 2004” mean Applied’s 2004 fiscal year that began on October 27, 2003 and ended on October 31, 2004. References to “fiscal 2003” mean Applied’s 2003 fiscal year that began on October 28, 2002 and ended on October 26, 2003. Applied’s 2005 Annual Meeting of Stockholders is referred to as “the meeting.” Applied’s Board of Directors is referred to as the “Board.” The mailing address of Applied’s principal executive offices is 3050 Bowers Avenue, P.O. Box 58039, Santa Clara, California 95052-8039.

The Board is sending these proxy materials on or about February 17, 2005 to all stockholders of Applied as of the record date, January 28, 2005. Stockholders who owned Applied’s common stock at the close of business on January 28, 2005 are entitled to receive notice of, attend and vote at the meeting. On the record date, there were 1,667,823,234 shares of Applied’s common stock issued and outstanding.

Webcast of the Annual Meeting

The meeting will be webcast. You may visit www.appliedmaterials.com at 11:00 a.m. Pacific Time on Wednesday, March 23, 2005 to view a live webcast of the meeting. An archived copy of the webcast will be available on our website through early April.

Voting Procedures

As a stockholder of Applied, you have a right to vote on certain business matters affecting Applied. The proposals that will be presented at the meeting and upon which you are being asked to vote are discussed below under the section entitled “Proposals.” Each share of Applied’s common stock you own entitles you to one vote.

Methods of Voting

You may vote by mail, by telephone, over the Internet or in person at the meeting.

Voting by Mail.    By signing and returning the proxy card in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card (known as “proxies”) to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Voting by Telephone.    To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card. If you received the proxy materials over the Internet, please follow the voting instructions you will receive by e-mail on or about February 17, 2005.

Voting over the Internet.    To vote over the Internet, please follow the instructions included on your proxy card. If you vote over the Internet, you do not need to complete and mail your proxy card. If you received the proxy materials over the Internet, please follow the voting instructions you will receive by e-mail on or about February 17, 2005.

Voting in Person at the Meeting.    If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the meeting, you will need to bring to the meeting a legal proxy from your broker or other nominee authorizing you to vote such shares.

Your shares will be voted in accordance with the instructions you provide. If you sign and return your proxy card without providing your voting instructions, your shares will be voted “for” the eleven named nominees for directors, “for” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year, and in the discretion of the proxies as to other matters that may properly come before the meeting.

Applied Plan Participants.    If you are a participant in Applied’s Employee Savings and Retirement Plan (the “401(k) Plan”), your proxy will incorporate all shares you own through the 401(k) Plan, assuming your shares are registered in the same name. Your proxy will serve as a voting instruction for the trustee of the 401(k) Plan. If you own shares through the 401(k) Plan and you do not vote, the Plan trustee will vote those shares in the same proportion as other 401(k) Plan participants vote their 401(k) Plan shares.

If you purchased shares through Applied’s Employees’ Stock Purchase Plan that are still held by the Plan’s recordkeeper and you do not vote those shares, they will be voted in accordance with standard brokerage industry practices, as described below under the section “Abstentions and Broker Non-Votes.”

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the meeting. To do this, you must:

•	enter a new vote by telephone, over the Internet or by signing and returning another proxy card at a later date;

•	provide written notice of the revocation to Applied’s Secretary; or

•	attend the meeting and vote in person.

Quorum Requirement

A quorum, which is a majority of the outstanding shares entitled to vote as of the record date, January 28, 2005, must be present in order to hold the meeting and to conduct business. Shares are counted as being present at the meeting if you appear in person at the meeting or if you vote your shares by telephone, over the Internet or by submitting a properly executed proxy card. Both abstentions and broker non-votes are counted as present for the purpose of determining a quorum.

Votes Required for the Proposals

The votes required and the method of calculation for the proposals to be considered at the meeting are as follows:

Item 1—Election of Directors.    The eleven nominees receiving the highest number of votes, in person or by proxy, will be elected as directors. You may vote “for” the nominees for election as directors or you may

“withhold” your vote with respect to one or more nominees. There is no cumulative voting with respect to the election of directors. If you return a proxy card that withholds your vote from the election of all directors, your shares will be counted as present for the purpose of determining a quorum but will not be counted in the vote on the proposal.

Item 2—Ratification of Appointment of Independent Registered Public Accounting Firm.    Ratification of the appointment of KPMG LLP for the current fiscal year requires the affirmative vote of a majority of the shares present at the meeting, in person or by proxy. Our 2005 fiscal year began on November 1, 2004 and will end on October 30, 2005.

You may vote “for,” “against,” or “abstain” from the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year.

Abstentions and Broker Non-Votes

If you return a proxy card that indicates an abstention from voting on the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm, the shares represented will be counted as present for the purpose of determining a quorum and will have the same effect as a vote against the proposal.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm may either leave your shares unvoted or vote your shares on routine matters. Both of our proposals should be treated as routine matters. To the extent your brokerage firm votes your shares on your behalf on any of the proposals, your shares will be counted as present for the purpose of determining a quorum.

Voting Confidentiality

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed except as required by law.

Voting Results

Votes will be tabulated by a representative of ADP Investor Communication Services, the independent inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Voting results will be announced at the meeting, posted within 14 days after the meeting on our website at www.appliedmaterials.com and published in Applied’s Quarterly Report on Form 10-Q for the second fiscal quarter of 2005, filed with the Securities and Exchange Commission (the “SEC”). After the report is filed, you may obtain a copy by:

•	visiting our website at www.appliedmaterials.com;

•	contacting our Investor Relations department toll-free at 1-800-882-0373; or

•	viewing our Form 10-Q for the second fiscal quarter of 2005 on the SEC’s website at www.sec.gov.

Electronic Delivery of Proxy Materials

We strongly encourage you to elect to receive future proxy materials electronically in order to conserve natural resources, as well as help us reduce printing costs and postage fees. With electronic delivery, you will be notified via e-mail as soon as the proxy materials are available on the Internet, and you can submit your stockholder votes online. To sign up for electronic delivery:

1.	go to our website at www.appliedmaterials.com;

2.	click on the box, “Get your proxy statement online”; and

3.	follow the directions provided to complete your enrollment.

Once you enroll for electronic delivery, you will receive proxy materials electronically as long as your account remains active or until you cancel your enrollment.

Householding of Proxy Materials

In a further effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials, please: (1) mail your request to Applied Materials, Inc., 3050 Bowers Avenue, P.O. Box 58039, M/S 2038, Santa Clara, California 95052-8039, Attn: Investor Relations; (2) contact our Investor Relations department toll-free at 1-800-882-0373; or (3) send an e-mail to investor_relations@amat.com. Additional copies of the proxy materials will be sent within 30 days after receipt of your request. Similarly, you may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Proxy Solicitation Costs

Applied will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. We have hired Innisfree M&A Incorporated to assist in the distribution and solicitation of proxies. Such solicitations may be made personally or by mail, facsimile, telephone, messenger, or via the Internet. In addition to the estimated proxy solicitation cost of $20,000 plus reasonable out-of-pocket expenses for this service, we will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to you.

PROPOSALS

The following proposals will be considered at the meeting:

Item 1—Election of Directors

The first proposal is to elect eleven directors. Nominees for directors are James C. Morgan, Michael R. Splinter, Dan Maydan, Michael H. Armacost, Deborah A. Coleman, Herbert M. Dwight, Jr., Philip V. Gerdine, Paul R. Low, Steven L. Miller, Gerhard H. Parker and Willem P. Roelandts. Each nominee is currently a director of Applied.

Additional information about the election of directors and a brief biography of each nominee appear under the section “Item 1—Election of Directors.”

The Board unanimously recommends that you vote “FOR” each nominee.

Item 2—Ratification of Appointment of Independent Registered Public Accounting Firm

The second proposal is to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year. The Audit Committee of the Board has appointed KPMG LLP to be Applied’s independent registered public accounting firm for the 2005 fiscal year, which began on November 1, 2004 and will end on October 30, 2005.

Additional information about the ratification of the appointment of KPMG LLP as our independent registered public accounting firm appears under the section “Item 2—Ratification of Appointment of Independent Registered Public Accounting Firm.”

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year.

Other Matters

Except for the election of eleven directors and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year, Applied’s Board does not intend to bring any other matters to be voted on at the meeting. Applied’s Board is not currently aware of any other matters that will be presented by others for action at the meeting.

ITEM 1—ELECTION OF DIRECTORS

Nominees

Applied’s Board is elected each year at the Annual Meeting of Stockholders. The eleven nominees receiving the highest number of votes will be elected at this year’s meeting. In the event a nominee is unable or declines to serve as a director, the proxies will be voted for any nominee who may be designated by the Board to fill the vacancy. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a director. Each director will serve until the 2006 Annual Meeting of Stockholders and until he or she is succeeded by another qualified director who has been elected, or until his or her death, resignation or removal. Each nominee who appears in the following table is currently a director of Applied. Each nominee is standing for re-election, except for Mr. Roelandts, who is standing for election for the first time. Following a recommendation by the Corporate Governance and Nominating Committee, the Board appointed Mr. Roelandts as a new director on March 26, 2004.

Name of Nominee	Age	Principal Occupation	Director Since
James C. Morgan	66	Chairman of Applied Materials, Inc.	1977
Michael R. Splinter	54	President and Chief Executive Officer of Applied Materials, Inc.	2003
Dan Maydan	69	President Emeritus of Applied Materials, Inc.	1992
Michael H. Armacost	67	Shorenstein Distinguished Fellow at the Asia/Pacific Research Center, Stanford University	1993
Deborah A. Coleman	52	General Partner of SmartForest Ventures LLC	1997
Herbert M. Dwight, Jr.	74	Retired Chief Executive Officer of Optical Coating Laboratory, Inc.	1981
Philip V. Gerdine	65	Retired Executive Director (Overseas Acquisitions) of Siemens AG	1976
Paul R. Low	71	Chief Executive Officer of P.R.L. Associates	1992
Steven L. Miller	59	Chairman and President of SLM Discovery Ventures, Inc., Retired Chairman, President and Chief Executive Officer of Shell Oil Company	1999
Gerhard H. Parker	61	Retired Executive Vice President, New Business Group of Intel Corporation	2002
Willem P. Roelandts	60	Chairman, President and Chief Executive Officer of Xilinx, Inc.	2004

There is no family relationship between any of the nominees, directors, or any of Applied’s executive officers. Applied’s executive officers serve at the discretion of the Board. Detailed information about Applied’s director nominees is provided below.

Director Nominees

James C. Morgan has been Chairman of Applied since 1987 and was Chief Executive Officer of Applied from February 1977 to April 2003. Mr. Morgan is a director of Cisco Systems, Inc.

Michael R. Splinter has been President and Chief Executive Officer of Applied since April 2003. From 1984 to April 2003, Mr. Splinter worked for Intel Corporation, a leading manufacturer of chips and computer, networking and communications products, where he was last Executive Vice President and Director of the Sales and Marketing Group. Mr. Splinter previously held various executive positions at Intel, including Executive Vice

President and General Manager of the Technology and Manufacturing Group. Prior to joining Intel, Mr. Splinter worked for 10 years at Rockwell International. Mr. Splinter is a member of the Advisory Board of WebEx Communications, Inc.

Dan Maydan has been President Emeritus of Applied since April 2003. Dr. Maydan served as President of Applied from December 1993 to April 2003 and served as Chairman of Applied Komatsu Technology, Inc. from December 1991 to October 1998. From 1990 to December 1993, he was Executive Vice President of Applied. Dr. Maydan is a director of Electronics for Imaging, Inc. and LaserCard Corporation.

Michael H. Armacost has been a Shorenstein Distinguished Fellow at the Asia/Pacific Research Center, Stanford University since September 2002. From October 1995 to June 2002, he was President of The Brookings Institution, a non-partisan public policy research organization. From September 1993 through September 1995, he was a Distinguished Senior Fellow and Visiting Professor at the Asia/Pacific Research Center, Stanford University. From 1989 to 1993, he was the U.S. Ambassador to Japan. Mr. Armacost is a director of AFLAC Incorporated, Cargill, Incorporated and USEC Inc.

Deborah A. Coleman has been General Partner of SmartForest Ventures LLC, a venture capital firm, since October 1999. Ms. Coleman also served as Chairman of the Board of Teseda Corporation, a developer of test products for integrated circuit manufacturers, from June 2001 to June 2004. From March 1994 to September 2001, she was the Chairman of Merix Corporation, a manufacturer of interconnect solutions for use in electronic equipment, and served as Chief Executive Officer of Merix Corporation from March 1994 to September 1999. From November 1992 through March 1994, she was the Vice President of Materials Operations at Tektronix, Inc. Ms. Coleman is a director of Synopsys, Inc. and Kryptiq Corporation.

Herbert M. Dwight, Jr. served as Chief Executive Officer of Optical Coating Laboratory, Inc., a manufacturer of optical thin films and components, from 1991 until his retirement in 1998. Mr. Dwight was the founder, Chief Executive Officer and Chairman of Spectra-Physics, a pioneering company in the laser field. Since 2000, Mr. Dwight has served on the Board of Overseers of the Hoover Institution, Stanford University.

Philip V. Gerdine served from 1988 until his retirement in 1998 as Executive Director of Siemens Aktiengesellschaft (AG), a German manufacturer of electrical and electronic equipment and services for the global power generation, medical, information technology, and communications industries. From 1989 until 1998, he was also Managing Director of The Plessey Company, PLC, a British engineering company that manufactured communication, semiconductor and electronics products. Dr. Gerdine previously served from 1973 to 1988 as the Manager of Acquisitions and Mergers for the General Electric Company, and held other management positions with The Boston Consulting Group, GE Venture Capital Fund and Price Waterhouse. He is a certified public accountant and taught accounting and finance at Fordham University Graduate School and the University of New Haven for 10 years. Dr. Gerdine is a director of Kulicke & Soffa Industries, Inc.

Paul R. Low has been Chief Executive Officer of P.R.L. Associates, a consulting firm, since July 1992. From 1957 to 1992, Dr. Low held various senior management and executive positions at International Business Machines Corporation, a leading information technology company, where he served as President, General Technology Division and Corporate Vice President, President of General Products Division, and General Manager, Technology Products business line. Dr. Low also served on IBM’s corporate management board. Dr. Low is a director of Solectron Corporation and Veeco Instruments Inc.

Steven L. Miller has been Chairman and President of SLM Discovery Ventures, Inc., a company engaged in management and public service consulting, since September 2002. From July 1999 to August 2002, he was Chairman, President and Chief Executive Officer of Shell Oil Company, an oil and natural gas producer, natural gas marketer and petrochemical manufacturer. From 1996 to 1999, Mr. Miller was a managing director of the Royal Dutch/Shell Group of Companies. Mr. Miller is Chairman of the United Way of the Texas Gulf Coast and The Points of Light Foundation and former Chairman of the Greater Houston Partnership. He serves on the

Board of Trustees of Rice University and is a director of the University of Illinois Foundation. He also serves on the board of advisors for Rice University’s James A. Baker III Institute for Public Policy. Mr. Miller is a director of Reliant Energy, Inc.

Gerhard H. Parker served as Executive Vice President, New Business Group, of Intel Corporation, a leading manufacturer of chips and computer, networking and communications products, from 1998 until his retirement in May 2001. From 1988 to 1998, Dr. Parker was Senior Vice President of Intel’s Technology and Manufacturing Group. Dr. Parker is a member of the Board of Trustees of the UC Davis Foundation and a director of FEI Company.

Willem P. Roelandts has been President, Chief Executive Officer and director of Xilinx, Inc., a supplier of programmable logic solutions, since January 1996, and Chairman since July 2003. Prior to joining Xilinx, Mr. Roelandts held several executive positions during a 29-year career at Hewlett-Packard Company, a technology solutions provider, where he last served as Senior Vice President and General Manager of Computer Systems Organizations. Mr. Roelandts serves on the board of directors of the Semiconductor Industry Association, the Technology Network and the Fabless Semiconductor Association. He is also a member of the Advisory Board of the Center for Science, Technology and Society at Santa Clara University.

Corporate Governance

Corporate Governance Guidelines.    Applied has adopted Corporate Governance Guidelines (the “Guidelines”) that outline, among other matters, the role and functions of the Board, the responsibilities of various Board committees, and the procedures for reporting concerns to the Board. These Guidelines are attached as Appendix D to this proxy statement and are available, along with other important corporate governance materials, on our website at www.appliedmaterials.com/investors/corporate_governance.html. As the operation of the Board is a dynamic process, the Board regularly reviews changing legal and regulatory requirements, evolving best practices and other developments. The Board may modify the Guidelines, as appropriate, from time to time.

The Guidelines address many aspects of corporate governance, including:

•	A majority of the directors will be independent.

•	The Board will designate a lead independent director who, among other duties, will be responsible for presiding over executive sessions of independent directors.

•	The Board will appoint all members of the Board committees.

•	The Audit, Human Resources and Compensation, and Corporate Governance and Nominating Committees will consist solely of independent directors.

•	Independent directors will meet without the presence of non-independent directors from time to time as deemed necessary or appropriate.

Director Nominations.    The Corporate Governance and Nominating Committee considers candidates for director nominees proposed by directors, the Chief Executive Officer and stockholders. The Corporate Governance and Nominating Committee may retain recruiting professionals to identify and evaluate candidates for director nominees.

As set forth in Applied’s Guidelines, the committee strives for a mix of skills and diverse perspectives (functional, cultural and geographic) that is effective for the Board. Every effort is made to complement and supplement skills within the existing Board and strengthen any identified insufficiencies. In selecting the nominees, the Board assesses the independence, character and acumen of candidates and endeavors to collectively establish a number of areas of core competency of the Board, including business judgment, management, accounting and finance, industry and technology knowledge, understanding of manufacturing, leadership, strategic vision, knowledge of international markets and marketing. Additional criteria include a candidate’s personal and professional ethics, integrity and values, as well as the willingness to devote sufficient time to prepare for and attend meetings and participate effectively on the Board.

Potential candidates are screened and interviewed by a screening committee of the Board. All members of the Board may interview the final candidates. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by stockholders.

If you would like the Corporate Governance and Nominating Committee to consider a prospective candidate, in accordance with our Bylaws, please submit the candidate’s name and qualifications to: Joseph J. Sweeney, Secretary, Applied Materials, Inc., 2881 Scott Boulevard, P.O. Box 58039, M/S 2064, Santa Clara, California 95052-8039.

Standards of Business Conduct.    Applied has long-standing Standards of Business Conduct, which embody our commitment to ethical and legal business practices. The Board expects Applied directors, officers and all other members of its workforce to act ethically at all times and to acknowledge their adherence to Applied’s Standards of Business Conduct. The Standards of Business Conduct are available on our website at www.appliedmaterials.com/investors/corporate_governance.html.

Stock Ownership Guidelines.    The Board has adopted stock ownership guidelines to more closely align the interests of our directors and executive officers with those of our stockholders. The guidelines provide that non-employee directors should maintain an investment level in Applied’s stock equal to five times their annual retainer. The Chief Executive Officer and Chairman of the Board should maintain an investment level in Applied’s stock equal to five times their annual salary. All other named executive officers should maintain an investment level equal to three times their annual salary. In each case, such investment levels should be achieved within a specified period or, in any event, no later than five years following their election or appointment.

Stockholder Communications.    Any stockholder wishing to communicate with any of our directors regarding Applied may write to the director, c/o Joseph J. Sweeney, Secretary, Applied Materials, Inc., 2881 Scott Boulevard, P.O. Box 58039, M/S 2064, Santa Clara, California 95052-8039. The Secretary will forward these communications directly to the director(s). The independent directors of the Board review and approve the stockholders’ communication process periodically to ensure effective communication with stockholders.

Board and Committee Meetings

The Board met nine times during fiscal 2004. Each director attended at least 75% of all Board and applicable committee meetings during fiscal 2004, except Mr. Roelandts, who attended 60% of applicable meetings. Applied’s policy is to strongly encourage its Board members to attend the Annual Meeting of Stockholders, and all then Board members attended Applied’s 2004 Annual Meeting.

The Board has standing Audit, Human Resources and Compensation, and Corporate Governance and Nominating Committees. The functions of each are described in the table below. The Board has affirmatively determined that each director who serves on these committees is independent, as the term is defined by applicable Nasdaq listing standards and SEC rules. In addition, the Board has designated Herbert M. Dwight, Jr. as the lead independent director who, among other duties, is responsible for presiding over executive sessions of independent directors.

Each of the Board committees has a written charter approved by the Board. Copies of the amended and restated charters for the Audit, Human Resources and Compensation, and Corporate Governance and Nominating Committees are attached as Appendix A, Appendix B and Appendix C, respectively, to this proxy statement. In addition, a copy of each charter can be found on our website at www.appliedmaterials.com/investors/corporate_governance.html.

Audit Committee	Primary Functions	Number of Meetings Held in Fiscal 2004
Members: Michael H. Armacost† Deborah A. Coleman Philip V. Gerdine* Gerhard H. Parker Alternate Members: Paul R. Low Steven L. Miller

•      oversee Applied’s financial statements, system of internal controls, and auditing, accounting and financial reporting processes

•      appoint, compensate, evaluate and, when appropriate, replace independent registered public accounting firm

•      oversee Applied’s tax, legal, regulatory and ethical compliance

•      review with management and the Internal Auditor the annual audit plan and matters relating to the Internal Audit department

•      review annually the Audit Committee charter

•      review and pre-approve audit and permissible non-audit services

•      review and approve all related-party transactions

•      oversee and review Applied’s ethics policies and procedures, including the Ombudsman process as a procedure for receiving, retaining and treating complaints or concerns

9

† Ethics Ombudsman

* Chairman and Audit Committee Financial Expert

Human Resources and Compensation Committee	Primary Functions	Number of Meetings Held in Fiscal 2004
Members: Herbert M. Dwight, Jr. Paul R. Low Steven L. Miller* Willem P. Roelandts Alternate Members: Michael H. Armacost Deborah A. Coleman	• evaluate and oversee Applied’s primary strategies for employee and executive development • determine compensation policies applicable to Applied’s executive officers • determine the compensation of the Chief Executive Officer • administer the Senior Executive Bonus Plan • oversee significant employee benefits programs, policies and plans relating to Applied’s employees and executives • oversee human resources programs, compensation, benefits and equity plan matters	6

* Chairman

Corporate Governance and Nominating Committee	Primary Functions	Number of Meetings Held in Fiscal 2004
Members: Michael H. Armacost Deborah A. Coleman Herbert M. Dwight, Jr.* Philip V. Gerdine Paul R. Low Steven L. Miller Gerhard H. Parker Willem P. Roelandts	• develop, maintain and oversee implementation of Applied’s corporate governance guidelines • oversee the composition, structure and evaluation of the Board and its committees • identify qualified candidates for election to the Board • establish procedures for director candidate nomination and evaluation • monitor and safeguard the independence of the Board	4

* Chairman and Lead Independent Director

Compensation of Directors

Directors who are employees of Applied do not receive any additional compensation for their services as directors. During fiscal 2004, non-employee directors of Applied received the following compensation:

•	the Chairman of the Human Resources and Compensation Committee received a quarterly retainer of $6,250; the Chairman of the Audit Committee received a quarterly retainer of $7,500; and all other directors received a quarterly retainer of $5,000;

•	a fee of $3,000 for each Board meeting attended;

•	a fee of $2,000 for each committee meeting attended; and

•	reimbursement of reasonable expenses to attend Board and committee meetings.

Board compensation levels have not changed in fiscal 2005, except that the lead independent director will receive a quarterly retainer of $7,500.

Non-employee directors participate in one equity compensation plan, the Employee Stock Incentive Plan. During fiscal 2004, non-employee directors received the following non-qualified stock options:

•	45,000 shares on the date he or she was first elected or appointed to the Board; and

•	25,000 shares on the last business day of each full fiscal year during which he or she served on the Board.

The annual option grant of 25,000 shares was made only if the non-employee director was a member of the Board for the entire fiscal year and was not an employee of Applied or any of its affiliates for any part of that fiscal year.

The exercise price for all options granted to non-employee directors is 100% of the fair market value of the shares on the grant date. The annual option grant to non-employee directors at the end of fiscal 2004 of 25,000 shares of common stock was made on October 29, 2004 at an exercise price of $16.10 per share. Assuming continued service on the Board, all options granted to non-employee directors become exercisable in four annual installments beginning one year from the date of grant. Exercisability of some or all options may be accelerated if the director dies or retires. The options expire no later than seven years after the date of grant (up to eight years after grant in the event of the director’s death).

PRINCIPAL STOCKHOLDERS

The following table indicates how much common stock was beneficially owned as of October 31, 2004 by (a) each person known by Applied to own 5% or more of Applied’s common stock, (b) each of the directors, (c) the Chief Executive Officer, each of the other most highly compensated executive officers and a former executive officer as required under SEC rules (collectively, the “named executive officers”), and (d) the current directors and executive officers as a group. In general, “beneficial ownership” refers to shares that an entity or individual has the power to vote or the power to dispose of, and stock options that are exercisable currently or became exercisable within 60 days after October 31, 2004.

	Shares Beneficially Owned
Name	Number (1)		Percent (2)
Principal Stockholders:
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	107,482,100	(3)	6.4%

Directors, including Non-Employee Directors:
Michael H. Armacost	286,694	(4)	*
Deborah A. Coleman	57,750	(4)	*
Herbert M. Dwight, Jr.	437,258	(4)	*
Philip V. Gerdine	147,750	(4)	*
Paul R. Low	51,750	(4)	*
Steven L. Miller	131,750	(5)	*
Gerhard H. Parker	94,634	(6)	*
Willem P. Roelandts	0		*
Dan Maydan	3,868,139	(7)	*

Named Executive Officers:
James C. Morgan	7,092,540	(8)	*
Michael R. Splinter	601,090	(9)	*
Franz Janker	470,904	(10)	*
Nancy H. Handel	478,453	(11)	*
Joseph R. Bronson	1,150,184	(12)	*

Current Directors and Executive Officers as a Group (13 persons)	13,718,712	(13)	0.8%

*	Less than 1%
(1)	Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all of their shares of common stock.
(2)	For each person and group included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of 1,680,263,588 shares of common stock outstanding as of October 31, 2004 plus the number of shares of common stock that such person or group had the right to acquire within 60 days after October 31, 2004.
(3)	Schedule 13G filed with the SEC on February 13, 2004 indicates that Capital Research and Management Company has sole voting and dispositive power for 107,482,100 shares. Capital Research and Management Company disclaims beneficial ownership of these 107,482,100 shares.
(4)	Includes options to purchase 51,750 shares that were exercisable within 60 days after October 31, 2004.
(5)	Consists of 4,000 shares held in a family limited partnership and options to purchase 127,750 shares that were exercisable within 60 days after October 31, 2004.
(6)	Includes options to purchase 31,350 shares that were exercisable within 60 days after October 31, 2004 and 484 shares held in a family foundation, which is a charitable trust. Dr. Parker disclaims beneficial ownership of the shares held by the charitable trust.

(7)	Includes 2,005,848 shares held in family trusts and partnerships, 30,618 shares held for charitable purposes and options to purchase 1,660,000 shares that were exercisable within 60 days after October 31, 2004.
(8)	Includes 320,000 shares held in a foundation for charitable purposes and options to purchase 1,920,000 shares that were exercisable within 60 days after October 31, 2004.
(9)	Includes options to purchase 300,000 shares that were exercisable within 60 days after October 31, 2004.
(10)	Includes options to purchase 430,000 shares that were exercisable within 60 days after October 31, 2004.
(11)	Includes options to purchase 371,000 shares that were exercisable within 60 days after October 31, 2004.
(12)	Includes 6,912 shares held as custodian for, and 400 shares held as joint tenant with, certain of Mr. Bronson’s relatives, 56,752 shares held in a family trust and options to purchase 1,000,000 shares that were exercisable within 60 days after October 31, 2004.
(13)	Includes options to purchase 5,098,850 shares that were exercisable within 60 days after October 31, 2004.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation

The following table shows compensation information during each of Applied’s last three fiscal years for the named executive officers.

Summary Compensation Table

Name and Principal Position (1)		Annual Compensation			Long-Term Compensation					All Other Compen- sation (3) ($)
		Salary ($)	Bonus ($)(2)	Other Annual Compen- sation ($)	Awards				Payouts
	Fiscal Year				Restricted Stock Awards ($)		Securities Underlying Options (#)		LTIP Payouts ($)
James C. Morgan Chairman	2004 2003 2002	445,000 684,615 854,058	0 0 0	0 0 0	0 0 0		0 600,000 400,000		0 0 0	9,225 9,000 9,000

Michael R. Splinter President and Chief Executive Officer	2004 2003	900,000 443,077	5,000,000 0	0 0	0 4,125,000	(5)	1,100,000 1,200,000		0 0	47,846 2,077	(4)

Franz Janker Executive Vice President, Sales and Marketing	2004 2003 2002	433,127 419,799 332,508	1,097,717 50,000 90,000	0 0 0	0 0 0		340,000 295,000 0		0 0 0	9,225 9,000 9,000

Nancy H. Handel Senior Vice President and Chief Financial Officer	2004 2003 2002	324,106 304,161 296,993	596,030 54,774 0	0 0 0	0 0 0		210,000 100,000 0		0 0 0	9,225 9,000 8,500

Joseph R. Bronson Former Executive Vice President and Chief Financial Officer	2004 2003 2002	550,000 550,000 516,347	0 0 0	0 0 0	0 0 0		405,000 360,000 240,000	(6)	0 0 0	9,225 9,000 9,000	(7)

(1)	Mr. Splinter joined Applied as President and Chief Executive Officer in April 2003. Ms. Handel became the Chief Financial Officer on October 22, 2004. Mr. Bronson resigned his employment on October 22, 2004.
(2)	Bonuses to Mr. Janker in fiscal 2002 and fiscal 2003, and to Ms. Handel in fiscal 2002, fiscal 2003 and fiscal 2004, were paid under the Corporate Executive Incentive Plan. Mr. Janker and Ms. Handel subsequently became participants in the Senior Executive Bonus Plan in fiscal 2004 and fiscal 2005, respectively (that is, in the fiscal year immediately following their appointments as executive officers).
(3)	Unless otherwise indicated, the amounts in this column consist of matching contributions made by Applied under the tax-qualified 401(k) Plan, which provides for broad-based employee participation.
(4)	This amount consists of Applied’s matching contribution of $9,225 under the tax-qualified 401(k) Plan and a payment of $38,621 for certain relocation and commuting expenses.
(5)	This amount represents a total of 300,000 shares granted to Mr. Splinter pursuant to a Restricted Stock Agreement. The value is determined on the date of grant and based on the price of Applied’s stock on May 20, 2003 ($13.76), less the amount Mr. Splinter paid for the shares. On October 1, 2003, 50% of the shares vested, and on October 1, 2004, the remaining 50% of the shares vested. Since the date of grant, Mr. Splinter has had the same rights as any stockholder of Applied with respect to receipt of dividends, if any, for these shares.
(6)	The options were granted on December 8, 2003, and were forfeited on October 22, 2004, the date on which Mr. Bronson resigned as Applied’s Executive Vice President and Chief Financial Officer.
(7)	Additionally, pursuant to a separation agreement dated November 30, 2004 (discussed further under the section “Employment Contract and Agreement Related to Termination of Employment” on page 20), Applied agreed to pay Mr. Bronson a total of $1,600,000 (payable in four installments through October 31, 2005).

Option Grants

The following table shows all options to acquire shares of Applied’s common stock granted to the named executive officers during the fiscal year ended October 31, 2004.

Stock Option Grants in Last Fiscal Year

	Individual Grants (1)					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Number of Securities Underlying Options		% of Total Options Granted to Employees in	Exercise Price	Expiration
Name	Granted (#)		Fiscal Year	($/Share)	Date	5%	10%
James C. Morgan	0		N/A	N/A	N/A	0	0
Michael R. Splinter	1,100,000	(3)	2.97%	$22.45	12/08/10	10,053,340	23,428,570
Franz Janker	340,000	(4)	0.92%	$23.74	11/17/10	3,285,964	7,657,650
Nancy H. Handel	210,000	(5)	0.57%	$23.74	11/17/10	2,029,566	4,729,725
Joseph R. Bronson	405,000	(6)	1.09%	$22.45	12/08/10	N/A	N/A

(1)	All options have an exercise price per share equal to 100% of the fair market value of Applied’s common stock on the grant date. The options may become exercisable sooner if the officer dies or retires. Applied has not granted any stock appreciation rights.
(2)	As required by SEC rules, these columns show potential gains that may exist for the respective options, assuming that the market price for Applied’s common stock appreciates from the date of grant to the end of the option terms at the annual rates of 5% and 10%, respectively. These numbers are not estimates or indicative of Applied’s future stock price performance. If the price of Applied’s common stock does not increase above the exercise price, no value will be realizable from these options.
(3)	The options were granted on December 8, 2003. Assuming continued employment with Applied, 400,000 shares of these options will become exercisable on July 15, 2007 and 700,000 shares of these options will become exercisable on July 15, 2008.
(4)	The options were granted on November 17, 2003. Assuming continued employment with Applied, 100,000 shares of these options will become exercisable on July 15, 2007 and 240,000 shares of these options will become exercisable on July 15, 2008.
(5)	The options were granted on November 17, 2003. Assuming continued employment with Applied, 90,000 shares of these options will become exercisable on July 15, 2007 and 120,000 shares of these options will become exercisable on July 15, 2008.
(6)	The options were granted on December 8, 2003, and were forfeited on October 22, 2004, the date on which Mr. Bronson resigned as Applied’s Executive Vice President and Chief Financial Officer.

Option Exercises

The following table shows all stock options exercised by the named executive officers during the fiscal year ended October 31, 2004, and the number and value of options they held as of the end of fiscal 2004.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($) (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
James C. Morgan	960,000	15,870,784	1,920,000	1,400,000	288,000	718,000
Michael R. Splinter	0	0	300,000	2,000,000	114,000	342,000
Franz Janker	108,000	1,501,319	430,000	775,000	905,218	400,750
Nancy H. Handel	60,000	763,770	371,000	425,000	581,796	36,050
Joseph R. Bronson	225,000	1,980,813	1,000,000	0	72,000	0

(1)	The value realized equals the difference between the option exercise price and the fair market value of Applied’s common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.
(2)	The value of unexercised in-the-money options equals the difference between the option exercise price and the closing price of Applied’s common stock on October 29, 2004 (the last day of trading for the fiscal year ended October 31, 2004), multiplied by the number of shares underlying the options. The closing price of Applied’s common stock on October 29, 2004, as reported on the Nasdaq National Market, was $16.10 per share.

Human Resources and Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Applied specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Purpose

The Human Resources and Compensation Committee (the “Committee”) oversees the appropriate development of the human capabilities of Applied Materials. Our Committee and our Board recognize that developing the capabilities of Applied’s executives and employees is vital to Applied’s ability to capitalize on its opportunities and increase long-term stockholder value. Accordingly, the Committee’s most important goal is to oversee Applied’s programs that foster employee and executive development.

The Committee also determines executive compensation and oversees significant employee benefits programs, policies and plans for Applied’s employees and executives. The Committee seeks to compensate and motivate Applied’s Chief Executive Officer, other officers, and key management in a manner consistent with Applied’s business objectives, competitive practices and trends, the requirements of applicable regulatory bodies, Applied’s compensation strategy, and fiduciary and corporate responsibilities, including internal equity considerations. In carrying out its duties, the Committee has consulted with independent compensation consultants and has utilized outside survey data. The Committee’s Charter is attached to this proxy statement as Appendix B and can be found on Applied’s website at www.appliedmaterials.com/investors/corporate_governance.html.

We describe the primary elements of our executive compensation policies and practices below. We also identify the procedures we use to determine the compensation of Applied’s Chief Executive Officer and our other executive officers.

Committee Membership and Process

Consistent with the listing requirements of the Nasdaq Stock Market, the Committee is comprised entirely of independent directors. The Committee regularly meets without any employees present to discuss executive compensation matters. The Committee consults with independent compensation consultants and uses outside survey data to assist with executive compensation. The Committee has the authority to determine the scope of any consultant’s services and compensation, and retains the right to terminate a consultant’s contract at any time.

Compensation Philosophy.    In developing Applied’s executive compensation policies, our Committee has relied on two principal objectives: (1) attracting, rewarding and retaining our officers and (2) motivating our officers to achieve short-term and long-term corporate goals that enhance stockholder value. Accordingly, our Committee has adopted the following overriding policies:

•	pay compensation that is competitive with the practices of other leading high technology companies;

•	set challenging performance goals for our officers and provide a short-term incentive through a bonus plan that is based upon achievement of these goals; and

•	align the interests of our officers with those of our stockholders and retain those individuals with the leadership abilities necessary for increasing long-term stockholder value by providing a long-term and significant incentive in the form of stock options.

The Committee strongly believes in pay for performance. During fiscal 2003, Applied’s actual performance versus the targets established by the Committee resulted in no bonuses being paid to our executive officers. In fact, during the three years prior to fiscal 2004, we did not pay bonuses to any of our named executive officers under the Senior Executive Bonus Plan. As a result, during these years total cash compensation for our executive officers was substantially below our targeted level of the 75th percentile.

Total Annual Compensation.    We determine each officer’s target total annual cash compensation (salary and bonus) after reviewing similar compensation information from approximately 20 companies. This group includes a broad range of companies in the high technology industry with whom Applied competes for executive talent. Applied’s goal is to target base pay near the median level. Total cash compensation depends on the achievement of specified performance goals. Achievement of the targeted goals would result in total cash compensation at approximately the market’s 75th percentile.

Senior Executive Bonus Plan.    Bonuses are paid under the Senior Executive Bonus Plan only if performance goals that we set at the beginning of the fiscal year actually are achieved during the year. Accordingly, the actual bonuses paid (if any) will vary depending on actual performance. The Committee can choose a range of performance measures as specified in the plan document that was approved by stockholders. For fiscal 2004, the Committee chose to use two equally weighted performance goals: (1) growth in Applied’s annual revenue, and (2) net income as a percentage of sales. The Committee has chosen to use these goals for a number of years because these two metrics are considered important drivers of long-term stockholder value and strong indicators of financial performance. In addition, for fiscal 2004 the Committee chose additional goals for Mr. Janker, which included other metrics permitted under the plan (including, for example, earnings per share and customer satisfaction).

Following the end of fiscal 2004, the Committee compared Applied’s actual performance to targeted performance for the year and applied the fiscal 2004 bonus formula to this actual performance. In fiscal 2004, revenue increased 79% and net income was 16.9% of sales. This very strong financial performance substantially exceeded the goals we set at the beginning of the fiscal year. Applying this very strong financial performance to the pre-established bonus formula resulted in bonuses that were substantially above target.

The Committee approved a bonus for the President and Chief Executive Officer, Mr. Splinter, for fiscal 2004, as explained under “Compensation of Chief Executive Officer” below.

The Committee also approved an additional bonus outside of the plan for Mr. Janker for fiscal 2004. This bonus generally was calculated under the same terms and conditions as the bonus under the plan, except an additional bonus target and a goal for net income were approved later in fiscal 2004 for Mr. Janker. The majority of Mr. Janker’s bonus was paid under the Senior Executive Bonus Plan formula as established following the end of fiscal 2003.

Short-Term Incentives.    Additionally, our Committee has the power to set target bonuses for each officer (other than named executive officers) based on his or her potential impact on Applied’s operating and financial results and based on market competitive pay practices. The actual bonus that is paid to each officer under the Corporate Executive Incentive Plan depends on the achievement of business unit and financial performance goals and Applied’s overall performance—for example, increasing business unit profitability, customer satisfaction and market share and Applied’s earnings per share. Each year, the Committee adjusts the performance goals in light of general business conditions and Applied’s corporate strategies for the year. For fiscal 2004 our Committee directed Applied’s management to set bonus targets and plan performance goals for each officer using our compensation philosophy. Ms. Handel participated in this plan in fiscal 2004 and subsequently received a bonus, which was substantially above the targeted amount due to the strong financial and operational performance of the Company. Ms. Handel became a participant in the Senior Executive Bonus Plan starting in fiscal 2005.

Long-Term Incentive Compensation.    The Committee provides long-term incentive compensation through the award of stock option grants that generally vest over multiple years. Our Committee strongly believes that stock options attract, retain and motivate our officers to achieve Applied’s business goals and create long-term stockholder value. Stock options have always been a major component of Applied’s compensation package for executive officers consistent with practices throughout the semiconductor industry. All Applied stock options have a per share exercise price equal to the fair market value of Applied’s stock on the grant date.

The number of options our Committee grants to each officer and each option’s vesting schedule are determined based on a variety of factors, including (1) the executive’s level of responsibility at Applied, (2) his or her individual performance, and (3) other factors, including independent equity compensation survey data. In fiscal 2004, our Committee relied upon these factors to approve stock option grants for the named executive officers and other senior officers, and for any other individual grants of more than 80,000 shares. All other grants were approved by the President and Chief Executive Officer, Mr. Splinter, after consultation with Human Resources executives, and pursuant to guidelines approved by our Committee.

For fiscal 2005, our Committee approved a change to the vesting schedule for the majority of stock options granted under our broad-based Employee Stock Incentive Plan, which includes grants made to our executive officers. Prior to fiscal 2005, the majority of stock option grants cliff vested after four years, assuming continued employment. For example, a stock option granted in 2004 would not vest until 2008, at which time it would become 100% vested. Most of our new stock option grants will now vest 25% per year over four years. Based on a review of the competitiveness of our equity compensation program, our Committee determined that it was not a market competitive practice to cliff vest stock option grants. In addition, a linear vesting schedule mitigates the impact of stock price volatility as stock options granted over multiple years with different grant prices will be scheduled to vest in one particular year. Our objective of using stock options as a long-term incentive to retain and motivate our employees to achieve long-term stockholder value has not changed.

Stock Ownership Guidelines.    Applied’s Board has adopted stock ownership guidelines to more closely align the interests of our directors and executives with those of our stockholders. The guidelines provide that non-employee directors should maintain an investment level in Applied’s stock equal to five times their annual retainer. The Chief Executive Officer and Chairman of the Board should maintain an investment level in Applied’s stock equal to five times their annual salary. All other named executive officers should maintain an investment level equal to three times their annual salary. In each case, such investment levels should be achieved within a specified period or, in any event, no later than five years following their election or appointment.

Compensation of Chief Executive Officer.    During fiscal 2004, Mr. Splinter received a salary of $900,000. In setting Mr. Splinter’s salary, target bonus and equity compensation grant, our Committee relied on market competitive pay data and the strong belief that the Chief Executive Officer significantly and directly influences Applied’s overall performance. As explained under “Senior Executive Bonus Plan” above, the Committee strongly believes in pay for performance. Under Mr. Splinter’s leadership, Applied substantially exceeded the fiscal 2004 targets that we set for Applied’s annual revenue and net income as a percentage of sales. These very strong results earned Mr. Splinter the maximum bonus permissible for fiscal 2004. Mr. Splinter also was granted an option for 1,100,000 shares of common stock in fiscal 2004. This option is scheduled to vest over the next four years, assuming Mr. Splinter remains an employee of Applied.

Tax Deductibility of Executive Compensation.    Under Section 162(m) of the Internal Revenue Code, Applied generally receives a federal income tax deduction for compensation paid to any of its named executive officers only if the compensation is less than $1 million during any fiscal year or is “performance-based” under Section 162(m). Both Applied’s Employee Stock Incentive Plan and the Senior Executive Bonus Plan permit our Committee to pay compensation that is “performance-based” and thus fully tax-deductible by Applied. Our Committee currently intends to continue seeking a tax deduction for all of Applied’s executive compensation, to the extent we determine it is in the best interests of Applied. In recent years, Applied has received a full tax deduction for all elements of senior executive compensation, except that Applied received only a partial tax deduction for the restricted stock granted to Mr. Splinter that compensated him for stock options from his former employer that he forfeited by joining Applied. All of the stock options granted to our executive officers qualify under Section 162(m) as performance-based compensation.

This report is submitted by the Human Resources and Compensation Committee.

Steven L. Miller (Chairman)

Herbert M. Dwight, Jr.

Paul R. Low

Willem P. Roelandts

Compensation Committee Interlocks and Insider Participation

During fiscal 2004, none of Applied’s executive officers served on the board of directors of any entities whose directors or officers serve on Applied’s Human Resources and Compensation Committee. No current or past executive officers of Applied or its subsidiaries serve on our Human Resources and Compensation Committee.

Employment Contract and Agreement Related to Termination of Employment

As an inducement to join Applied as President and Chief Executive Officer, on April 21, 2003, Applied entered into an agreement with Michael R. Splinter that provided for the following in Mr. Splinter’s first year of employment: a base salary of $900,000, a target bonus of 175% of the base salary based on the achievement of certain performance measures, 1,200,000 shares of stock options, and 300,000 shares of restricted stock at $0.01 per share. For years after fiscal 2003, Mr. Splinter’s base salary is subject to annual review; and his bonus, if any, is based on the achievement of performance measures determined by the Human Resources and Compensation Committee of the Board at the beginning of each fiscal year and under the terms of the Senior Executive Bonus Plan. The agreement also provided for certain relocation benefits, which were furnished during fiscal 2004. Under the agreement, Mr. Splinter will receive certain compensation in the event Applied terminates his employment without cause. Specifically, in that event he would be entitled to receive a lump sum payment equal to his then current annual base salary and 100% of the target bonus for the year of termination, and any stock options that otherwise would have vested in the 12 months following his termination of employment would instead vest on the date of his termination. Also, in the event of termination, Mr. Splinter would resign from the Board, unless requested otherwise. The terms of the agreement were reviewed and approved by the Board.

On November 30, 2004, Applied entered into a written separation agreement with Joseph R. Bronson, former Executive Vice President and Chief Financial Officer of Applied. Mr. Bronson resigned from Applied effective October 22, 2004. The agreement provides in part that, subject to Mr. Bronson’s continuing compliance with the agreement, Applied would (1) pay Mr. Bronson a total of $1,600,000 (payable in four installments through October 31, 2005), and (2) extend until December 20, 2004 the deadline for Mr. Bronson to exercise his Applied stock options that vested prior to his termination of employment. Mr. Bronson agreed not to compete with Applied and not to solicit Applied employees to leave their employment with Applied for a period of one year from the termination date. Mr. Bronson also provided Applied with a general release of all claims related to his employment with Applied.

Certain Relationships and Related Transactions

There were no such reportable relationships or transactions during fiscal 2004.

ITEM 2—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking stockholders to ratify the appointment of KPMG LLP (KPMG) as our independent registered public accounting firm for our current fiscal year. Our 2005 fiscal year began on November 1, 2004 and will end on October 30, 2005. Although ratification is not required, Applied is submitting the appointment of KPMG to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified, the Audit Committee will reconsider the appointment.

On June 15, 2004, the Audit Committee dismissed PricewaterhouseCoopers LLP (PwC) as Applied’s independent registered public accounting firm. On June 16, 2004, the Audit Committee engaged KPMG as Applied’s new independent registered public accounting firm for the fiscal year ended October 31, 2004. The change in independent registered public accounting firm from PwC to KPMG was reported in a Current Report on Form 8-K dated June 18, 2004.

PwC’s reports on the consolidated financial statements of Applied for the fiscal years 2002 and 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits of Applied’s consolidated financial statements as of and for the fiscal years ended October 27, 2002 and October 26, 2003 and through June 15, 2004, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on the consolidated financial statements for such years. During Applied’s fiscal years ended October 27, 2002 and October 26, 2003 and through June 15, 2004, there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Audit Committee appoints the independent registered public accounting firm annually. Before appointing KPMG as our independent registered public accounting firm for fiscal 2005, the Audit Committee carefully considered that firm’s qualifications. The Audit Committee reviewed and pre-approved audit and permissible non-audit services performed by KPMG in fiscal 2004, as well as the fees paid to KPMG for such services. In its review of non-audit service fees and its appointment of KPMG as Applied’s independent registered public accounting firm, the Audit Committee considered whether the provision of such services is compatible with maintaining KPMG’s independence.

Prior to the appointment of KPMG, neither Applied nor anyone on its behalf consulted KPMG during the last two fiscal years regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Applied’s consolidated financial statements, nor had KPMG provided to Applied a written report or oral advice regarding such principles or audit opinion.

Representatives of KPMG will be present at the meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firms

	PricewaterhouseCoopers		KPMG
Fee Category	Fiscal 2003	Fiscal 2004	Fiscal 2004
	(In thousands)
Audit Fees	$1,325	$1,248	$1,303
Audit-Related Fees	50	76	52
Tax Fees:
Tax Compliance and Review	935	1,604	112
Tax Planning and Advice	5	47	79
All Other Fees	21	22	164

Total Fees	$2,336	$2,997	$1,710

Audit Fees consisted of fees for professional services rendered for the audit of Applied’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees consisted of fees for assurance and related services that are reasonably related to the performance of the audit or review of Applied’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees consisted of fees for professional services for tax compliance and review, and tax planning and advice. Tax compliance and review services consisted of federal, state and international tax compliance, assistance with tax audits and appeals, and assistance with customs and duties audits. Tax planning and advice services consisted of expatriate tax services and other miscellaneous tax consulting and planning.

All Other Fees consisted of fees for services other than the services reported above. In fiscal 2004, these fees amounted to 9.6% of all fees paid to KPMG and consisted primarily of payments for fees incurred for non-audit services initiated during fiscal 2003, prior to the time KPMG was appointed as Applied’s independent registered public accounting firm.

Additional fees were incurred in fiscal 2004 in connection with Applied’s transition from PwC to KPMG as its independent registered public accounting firm in June 2004.

The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of KPMG.

Policy on Audit Committee’s Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, and tax services and may include, to a very limited extent, specifically designated non-audit services which, in the opinion of the Audit Committee, will not impair the independence of the registered public accounting firm. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. In addition, the Audit Committee may, as required, also pre-approve particular services on a case-by-case basis.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Applied specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

Composition.    The Audit Committee of the Board is composed of the four directors named below. Each member of the Audit Committee meets the independence and financial experience requirements under both SEC and Nasdaq rules. In addition, the Board has determined that Philip V. Gerdine is an “audit committee financial expert” as defined by SEC rules.

Responsibilities.    The Audit Committee operates under a written charter that has been adopted by the Board. The charter is reviewed annually for changes, as appropriate. The Audit Committee is responsible for general oversight of Applied’s auditing, accounting and financial reporting processes, system of internal controls, and tax, legal, regulatory and ethical compliance. Applied’s management is responsible for: (a) maintaining Applied’s books of account and preparing periodic financial statements based thereon; and (b) maintaining the system of internal controls. The independent registered public accounting firm is responsible for auditing Applied’s consolidated annual financial statements.

Review with Management and Independent Registered Public Accounting Firm.    In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, together and separately, Applied’s audited consolidated financial statements contained in Applied’s Annual Report on Form 10-K for the 2004 fiscal year.

2.	The Audit Committee has discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

3.	The Audit Committee has received from the independent registered public accounting firm, KPMG, the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with KPMG the independence of the registered public accounting firm.

4.	The Audit Committee has considered whether the provision of services covered by fees paid to KPMG is compatible with maintaining the independence of KPMG.

Based on the review and discussions referred to in paragraphs 1-4 above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in Applied’s Annual Report on Form 10-K for fiscal 2004, for filing with the SEC.

The Audit Committee has appointed KPMG as Applied’s independent registered public accounting firm for fiscal 2005 and recommends to stockholders that they ratify the appointment of KPMG as Applied’s independent registered public accounting firm for fiscal 2005.

This report is submitted by the Audit Committee.

Philip V. Gerdine (Chairman)

Michael H. Armacost

Deborah A. Coleman

Gerhard H. Parker

STOCK PERFORMANCE GRAPH

The information contained in this Stock Performance Graph section shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act except to the extent that Applied specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The following graph compares the five-year cumulative total return for Applied’s common stock, the Standard & Poor’s 500 Index and the RDG Semiconductor Composite Index (a published industry index), each of which assumes an initial value of $100 and reinvestment of dividends. Applied’s stock price performance shown in the following graph is not indicative of future stock price performance. The RDG Semiconductor Composite Index contains 81 companies in the semiconductor equipment, semiconductor manufacturing and related industries.

	10/31/99	10/29/00	10/28/01	10/27/02	10/26/03	10/31/04
Applied Materials, Inc.	100	107	82	65	92	72
S&P 500 Index	100	106	80	68	82	89
RDG Semiconductor Composite Index	100	128	68	44	78	57

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Applied’s directors and executive officers, and holders of more than 10% of Applied’s common stock to file with the SEC reports about their ownership of common stock and other equity securities of Applied. Such officers, directors and 10% stockholders are required by SEC regulations to furnish Applied with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during fiscal 2004, all Section 16(a) filing requirements were satisfied on a timely basis.

No Incorporation by Reference

In Applied’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of this filing. Based on SEC regulations, the stock performance graph of this proxy statement, the “Audit Committee Report” and the “Human Resources and Compensation Committee Report” specifically are not incorporated by reference into any other filings with the SEC. This proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

Stockholder Proposals—2006 Annual Meeting

Stockholders may present proposals for action at a future meeting if they comply with SEC rules and Applied’s Bylaws. If you would like us to consider including a proposal in our proxy statement next year, it must be received at our offices on or before October 20, 2005. If you intend to submit a proposal at the 2005 Annual Meeting of Stockholders but do not intend to include the proposal in our proxy statement for that meeting, you must provide appropriate notice to us on or before January 3, 2006. Our Bylaws contain specific requirements regarding a stockholder’s ability to nominate a director or to submit a proposal for consideration at an upcoming meeting. If you would like a copy of the requirements contained in our Bylaws, please contact: Joseph J. Sweeney, Secretary, Applied Materials, Inc., 2881 Scott Boulevard, P.O. Box 58039, M/S 2064, Santa Clara, California 95052-8039.

YOU MAY OBTAIN A COPY OF APPLIED’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 2004 WITHOUT CHARGE BY SENDING A WRITTEN REQUEST TO APPLIED MATERIALS, INC., 3050 BOWERS AVENUE, P.O. BOX 58039, M/S 2038, SANTA CLARA, CALIFORNIA 95052-8039, ATTN: INVESTOR RELATIONS. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT www.appliedmaterials.com.

By Order of the Board of Directors

Santa Clara, California

February 17, 2005

Appendix A—Audit Committee Charter

CHARTER OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS OF APPLIED MATERIALS, INC.

I.    PURPOSE

The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Applied Materials, Inc. (the “Company”) in fulfilling its oversight responsibilities with respect to: (i) the financial reports and other financial information provided by the Company to its stockholders and others; (ii) the Company’s financial policies and procedures and disclosure controls and procedures; (iii) the Company’s system of internal controls; and (iv) the Company’s auditing, accounting and financial reporting processes. The Committee shall also review and approve related-party transactions (as defined and required by applicable law, including Securities and Exchange Commission (“SEC”) and Nasdaq Marketplace (“Nasdaq”) rules). The Committee further aids the Board in its oversight of the Company’s tax, legal, regulatory and ethical compliance.

In carrying out this function, the Committee shall (i) serve as an independent and objective party to oversee the Company’s financial reporting process and internal control system; (ii) review and evaluate the qualifications and independence of the Company’s independent registered public accounting firm (“independent accountants”); (iii) approve all audit and permissible non-audit services provided by the Company’s independent accountants; (iv) review and evaluate the audit efforts of the Company’s independent accountants and the Internal Auditor; and (v) provide open communication among the independent accountants, financial and senior management, legal counsel, the Internal Auditor, Ombudsman and the Board.

The Committee will fulfill its oversight role primarily by carrying out the activities enumerated in Section IV of this Charter.

II.    COMPOSITION

The Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall: (i) be independent as determined in accordance with Nasdaq rules; (ii) meet the criteria for independence set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended; and (iii) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the last three (3) years. All members of the Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement, or meet such other standard required by applicable law (including SEC and Nasdaq rules). At least one member of the Committee shall be an “audit committee financial expert” as defined by SEC rules and “financially sophisticated” as defined by Nasdaq rules. The Committee Chair must have accounting or financial expertise.

III.    MEETINGS

The Committee shall meet regularly, but at least quarterly (or more frequently as appropriate). The quarterly meetings shall include separate executive sessions with management, the Internal Auditor and the independent accountants. The Committee shall report its activities to the Board on a regular basis and shall make such recommendations to the Board as it deems appropriate.

IV.    RESPONSIBILITIES AND DUTIES

The Committee’s role is one of oversight. Company management is responsible for maintaining the Company’s books of account and preparing periodic financial statements based thereon. The independent accountants are responsible for auditing the Company’s annual financial statements.

The Committee shall prepare any report from the Committee that SEC rules require be included in the Company’s periodic SEC reports. The Committee shall review and approve all related-party transactions for which audit committee approval is required by applicable law (including SEC and Nasdaq rules). The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any independent accountants employed by the Company (including resolution of disagreements between management and such firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. Each such firm shall report directly to the Committee.

To fulfill its responsibilities, the Committee will:

Documents/Reports Review

•	Review with senior financial management and the independent accountants prior to filing the Company’s interim financial information, earnings press release and the financial information contained in the Company’s quarterly reports on Form 10-Q, including: (i) the selection, application and disclosure of the critical accounting policies and practices used; and (ii) any management certifications related thereto. The Chair may represent the Committee for purposes of this review.

•	Review the Company’s annual financial statements and any other reports or financial information deemed appropriate by the Committee, including: (i) the selection, application and disclosure of the critical accounting policies and practices used; (ii) any management certifications related thereto; and (iii) any certification, report, opinion or review rendered by the independent accountants.

•	Prepare a report to be included in the Company’s proxy statement for each annual meeting that discloses whether the Committee (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed Statement on Auditing Standards No. 61 (“SAS 61”) (Communication with Audit Committees) and Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with the independent accountants; and (iii) has recommended to the Board that the consolidated financial statements be included in the Annual Report on Form 10-K for the last fiscal year.

•	Review any reports submitted by the independent accountants, including a report, if prepared, relating to: (i) all critical accounting policies and practices used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; and (iii) other material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences.

•	At least annually, obtain and review a report by the independent accountants describing: (i) the independent accountants’ internal quality control procedures; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent accountants, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more independent audits carried out by the independent accountants, and any steps taken to deal with any such issues; and (iii) all relationships between the independent accountants and the Company (to assess the independent accountants’ independence).

•	Review this Charter at least annually; recommend to the Board appropriate changes to the Charter; and assure that the Charter is included as an appendix to the annual stockholders’ meeting proxy statement at least every three (3) years, or promptly after any significant amendment to the Charter.

Control Processes

•	Review with management and the independent accountants at the completion of the annual audit of the Company’s consolidated financial statements and prior to filing of the Annual Report on Form 10-K the following:

•	The Company’s annual consolidated financial statements and related footnotes;

•	The independent accountants’ audit of the financial statements and their report thereon;

•	Any significant changes required in the independent accountants’ audit plan;

•	Any difficulties or disputes with management encountered during the course of the audit; and

•	Any additional matters related to the conduct of the audit required to be communicated to the Committee under generally accepted auditing standards, including the independent accountants’ judgment about such matters as the quality (not just the acceptability) of the Company’s accounting practices, as well as other items set forth in SAS 61.

•	Review with management, the independent accountants and the Internal Auditor on a continuing basis (i) the adequacy and integrity of the Company’s system of auditing and accounting procedures; (ii) the Company’s financial reporting processes, both internal and external; (iii) the Company’s system of internal controls; (iv) the Company’s disclosure controls and procedures; (v) the disclosure regarding internal controls and disclosure controls and procedures required by SEC rules to be contained in the Company’s periodic reports; and (vi) the attestations or reports relating to such disclosure.

•	Review with the independent accountants, management and/or the Internal Auditor the appropriateness of accounting principles followed by the Company, changes in accounting principles and their impact on the financial statements.

Independent Accountants

The Committee is directly responsible for the appointment, compensation, oversight, evaluation and, when appropriate, replacement of the registered public accounting firm that serves as the Company’s independent accountants. The Committee shall have the sole authority to engage and remove the independent accountants and to approve all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent accountants. The independent accountants shall report directly to the Committee.

The Committee will:

•	Pre-approve in accordance with applicable law (including SEC and Nasdaq rules) all audit and permissible non-audit services provided to the Company by the independent accountants. The Committee may delegate this responsibility to one or more members of the Committee.

•	Obtain annually from the firm of independent accountants a formal written statement delineating all of its relationships with the Company, including all non-audit services and associated fees.

•	Review and discuss with the independent accountants any disclosed relationships or services that might impact the accountants’ objectivity or independence.

•	Take appropriate action, if any, to ensure the independence of the independent accountants.

•	Conduct other reviews, as appropriate, to assist in the Committee’s oversight of the performance of the independent accountants, including, for example, reviewing the proposed audit plan each year, reviewing the proposed work plans of the independent accountants and Internal Audit for overlap and coordination, and reviewing comments from prior periods.

•	Review any reports submitted to the Committee by the independent accountants.

Internal Audit

•	Review with management and the Internal Auditor: (i) the annual audit plan and any changes thereto; (ii) significant findings during the year and management’s responses thereto; (iii) the effectiveness and adequacy of the Internal Audit department; and (iv) the performance, evaluation, and/or the appointment and replacement of the head of Internal Audit.

Legal and Ethical Compliance

•	Oversee and review periodically with management, legal counsel, the Ombudsman, and other experts, as appropriate, the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and with the Company’s ethical standards, and the results of these compliance efforts.

•	Review and investigate any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct, as required by the policies of the Company.

•	Oversee the Ombudsman process as a procedure for receiving, retaining and treating complaints or concerns, including confidential and anonymous submissions, received by the Company regarding accounting, internal accounting controls, auditing or other matters in compliance with applicable law (including SEC rules).

•	Review periodically with management, legal counsel and other experts, as appropriate, any legal and regulatory matters that may have a material impact on the financial statements.

Other Responsibilities

•	Oversee and review periodically with management the Company’s policies relating to finance, capital expenditures, investment, risk management, asset management, information management, and the security of its intellectual and physical assets.

•	Review with management other finance, tax, legal and/or administrative issues that the Committee or the Board deems necessary or appropriate.

•	Make reports and recommendations to the Board of Directors on matters within the scope of its functions.

•	Review and approve all related-party transactions for which audit committee approval is required by applicable law (including SEC and Nasdaq rules).

•	Have the authority to engage independent counsel and other advisors, as it deems necessary or appropriate to carry out its duties, with funding provided by the Company.

•	Assess the effectiveness of the Audit Committee.

In addition to the activities described above, the Committee will perform such other functions as necessary or appropriate under law, the Company’s charter and/or Bylaws, and the resolutions and other directives of the Board.

Appendix B—Human Resources and Compensation Committee Charter

CHARTER OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS OF APPLIED MATERIALS, INC.

I.    PURPOSE

The primary purpose of the Human Resources and Compensation Committee (the “Committee”) is to direct the appropriate development of the human capabilities of Applied Materials, Inc. (the “Company”). The Company’s Board of Directors (the “Board”) and the Committee recognize that developing the capabilities of the Company’s executives and employees is vital to the Company’s ability to capitalize on its opportunities and increase long-term shareholder value. Accordingly, the Committee’s most important goal is to oversee the Company’s programs that foster executive and employee development. In furtherance of its primary goal, the Committee also determines executive compensation and oversees significant employee benefits programs, policies and plans relating to the Company’s executives and employees. As appropriate, the Committee’s activities are reported to the full Board.

II.    COMPOSITION

The Committee shall consist of no fewer than two directors. Each member of the Committee shall be (1) a “non-employee director,” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (2) an “outside director,” as defined in Section 162(m) of the Internal Revenue Code of 1986, and (3) an “independent director,” as defined in Rule 4200 of the Nasdaq Marketplace Rules. One member of the Committee shall be the Chairperson. Members of the Committee and its Chairperson shall be appointed annually and may be removed by the Board. Interlocking Committee memberships (e.g., company chief executive officers sitting on each other’s compensation committees) shall be avoided. In the event any one of the appointed Committee members ceases to be a non-employee or outside director, the Board will promptly select another non-employee, outside director to serve on the Committee.

III.    RESPONSIBILITIES AND DUTIES

The Committee has strategic and administrative responsibility on a broad range of overall Company human resources programs, compensation, benefits, and equity plan issues. The Committee evaluates and oversees the Company’s primary strategies for executive and employee development. The Committee seeks to assure that the Chief Executive Officer, other officers, and key management of the Company are compensated and motivated effectively in a manner consistent with competitive practices/trends, the requirements of appropriate regulatory bodies, the compensation strategy of the Company, and fiduciary and corporate responsibility, including internal equity considerations.

In carrying out the purposes set forth above, the Committee shall:

•	Review regularly and approve the Company’s programs for executive and employee development, including performance and skills evaluation, training, wellness and management depth and succession planning.

•	Review annually and approve the Company’s compensation strategy to assure that officers are rewarded appropriately for their contributions to the Company’s growth and profitability, and that the executive compensation strategy supports Company objectives.

•	Review annually and determine the individual elements of total compensation for the Chief Executive Officer and such other key officers as the Committee determines to be appropriate.

•	Assure that the Senior Executive Bonus Plan (the “Plan”) is administered in a manner consistent with the Company’s compensation strategy and the Plan’s terms as to the following:

•	Participation

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•	Target annual incentive awards

•	Performance goals

•	Actual awards paid to Plan participants

•	Adopt, amend and oversee the administration of all equity-related incentive plans and senior executive bonus plans.

•	Approve the compensation of members of the Board.

•	Review with the Chief Executive Officer matters relating to management succession and executive organization development.

•	Adopt, amend and oversee the administration of the Company’s major employee benefits programs.

•	Prepare periodic reports for the Board regarding the above items.

•	Prepare a report to be included in the Company’s proxy statement for each annual meeting that describes the Company’s executive compensation policies and practices.

The Committee shall have the authority to invite members of the Company’s management to attend its meetings. However, the Chief Executive Officer shall not be present when his or her compensation is determined. The Committee also shall have the authority to engage its own independent advisors to assist the Committee in carrying out its responsibilities and duties and may invite such advisors to attend Committee meetings. Written minutes of the proceedings of each meeting or consent action of the Committee shall be prepared and circulated to each member of the Committee.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees, as the Committee in its sole discretion may deem appropriate.

IV.    MEETINGS

Committee meetings generally will be held in conjunction with Board meetings. Special meetings of the Committee (in person or telephonic) may be called by the Board Chairperson or by any Committee member.

The Committee shall meet at least annually or more frequently as appropriate.

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Appendix C—Corporate Governance and Nominating Committee Charter

CHARTER OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

OF THE BOARD OF DIRECTORS OF APPLIED MATERIALS, INC.

I.    PURPOSE

The primary function of the Corporate Governance and Nominating Committee (“Committee”) of the Board of Directors (“Board”) of Applied Materials, Inc. (“Company”) is to develop, maintain and oversee the Company’s corporate governance guidelines; oversee the composition, structure and evaluation of the Board and its committees; and assist the Board in identifying individuals qualified to be directors.

II.    COMPOSITION

The Committee shall be comprised of not less than three directors, each of whom shall be independent, as such term is defined by Securities and Exchange Commission (“SEC”) and Nasdaq Marketplace (“Nasdaq”) rules. Members of the Committee shall be appointed and may be removed by the Board. One member of the Committee shall be the Chairperson.

III.    RESPONSIBILITIES AND DUTIES

In carrying out the purposes set forth above, the Committee shall:

Nomination of Directors

•	Identify qualified candidates for the Board, evaluate candidates, and approve director nominees to be recommended to the Board for election by stockholders at the Company’s Annual Meeting of Stockholders. Director nominees shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and, together with other nominees, shall effectively serve stockholders’ long-term interests and contribute to the Company’s overall corporate goals.

•	Review from time to time the skills and characteristics necessary and appropriate for directors in the context of the Board’s current composition, including such factors as business experience, international background, diversity, age and knowledge of technology, manufacturing, operations, finance and/or marketing, and other skills that would enhance the Board’s effectiveness.

•	Develop and recommend to the Board for its approval: the process by which the Committee identifies and evaluates nominees; any minimum qualifications that the Committee believes a candidate must meet; and any specific quality or skill that the Committee believes is necessary for one or more of the Company’s directors to possess.

•	Review from time to time the Board’s committee structure and recommend to the Board for its approval directors to serve as members of each committee.

•	Review from time to time the stockholder communication procedures and requirements.

Communication with Stockholders

•	Develop, periodically update, as appropriate, and oversee maintenance of a process for communication by stockholders with directors.

Other Responsibilities

•	Develop and periodically update, as appropriate, the Company’s policy regarding directors’ attendance at annual meetings.

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•	Develop and recommend to the Board for its approval an annual self-evaluation process of the Board and its committees, oversee this annual self-evaluation process and report the results to the Board.

•	Develop and recommend to the Board for its approval a set of corporate governance guidelines. The Committee shall review these guidelines at least annually, and recommend to the Board changes as necessary or appropriate.

•	Monitor and safeguard the independence of the Board (assuring that the majority of the Board continues to be independent), and review any potential conflict of interest between a director and the Company and any potential violation of the Company’s Standards of Business Conduct by a director.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees, as the Committee in its sole discretion may deem appropriate.

The Committee shall have full access to the Company’s management, as necessary or appropriate to carry out these responsibilities.

The Committee shall have the authority to retain independent advisors to assist in carrying out its responsibilities, as the Committee in its sole discretion may deem appropriate. The Committee shall have sole authority to approve the terms of any such engagement, including fees, with funding provided by the Company.

The Committee shall timely report its activities to the Board and make such recommendations to the Board as it deems appropriate.

The Committee shall review this Charter at least annually and recommend any proposed changes to the Board for its approval.

The Committee shall perform any other activities consistent with its Charter, the Company’s Certificate of Incorporation and/or Bylaws, and governing law (including SEC and Nasdaq rules), as the Committee or the Board deems necessary or appropriate.

IV.    MEETINGS

The Committee shall meet at least annually or more frequently as appropriate.

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Appendix D—Corporate Governance Guidelines

CORPORATE GOVERNANCE GUIDELINES OF

APPLIED MATERIALS, INC.

I.    INTRODUCTION

The following principles have been adopted by the board of directors (the “Board”) of Applied Materials, Inc. (“Applied” or the “Company”) as the Company’s corporate governance guidelines (“Guidelines”). These Guidelines, along with the Company’s Certificate of Incorporation and Bylaws and the charters of the Board committees, provide the framework for the governance of Applied. The Guidelines are intended to assist the Board in the exercise of its responsibilities. As the operation of the Board is a dynamic process, with the aid of the Corporate Governance and Nominating Committee, these Guidelines will be reviewed periodically and may be changed by the Board from time to time.

II.    ROLE OF THE BOARD AND MANAGEMENT

The Board is elected by the stockholders to oversee management and to assure that the long-term interests of the stockholders are being served. The Board is responsible for oversight of Applied’s business that is conducted by its employees, managers and officers, under the direction of the Chief Executive Officer (“CEO”). Both the Board and management recognize that stockholders’ long-term interests are advanced by responsibly addressing the concerns of other stakeholders essential to the Company’s success, including employees, customers, suppliers, the communities in which Applied does business, the government and the public.

III.    FUNCTIONS OF THE BOARD

The Board reviews reports by management on the performance of the Company, its plans and prospects, as well as issues facing the Company, during its regularly scheduled meetings (typically four per year) and any special meetings. Directors are expected to prepare for, attend and participate in all scheduled Board and applicable committee meetings. In addition to its general oversight of management, the Board also performs a number of specific functions, including:

•	selecting, evaluating, and approving the compensation of the Company’s CEO and senior executives and overseeing succession planning for these executives;

•	reviewing, approving and overseeing fundamental financial and corporate strategies and major corporate actions;

•	reviewing and approving long-term strategic and business plans, overseeing execution and evaluating results of such plans;

•	nominating directors, reviewing the structure and operation of the Board, and overseeing effective corporate governance;

•	assessing major risks facing the Company and reviewing options for their mitigation; and

•	assuring processes are in place for maintaining the integrity of the Company, including the integrity and transparency of its financial statements, compliance with laws and ethics, the integrity of relationships with customers and suppliers, and relationships with other stakeholders.

IV.    SIZE OF BOARD, DIRECTOR QUALIFICATIONS AND SELECTION PROCESS

The Board is responsible for determining the number of directors on the Board based upon the nature and scope of the Company’s operations and the need for diversity of Board views. The Board has currently determined this range to be between 8 and 12 directors and will periodically review the appropriate size of the Board.

The Company’s stockholders elect directors each year at the annual stockholder meeting. The Board will select nominees and recommend them for election by stockholders and fill any vacancies that may arise between annual stockholder meetings. As part of its selection process, the Board may consider recommendations from other sources of director candidates with diverse backgrounds and experience who will enhance the quality of the Board, serve stockholders’ long-term interests and contribute to the Company’s overall corporate goals. The Board may delegate the screening process to the Corporate Governance and Nominating Committee. Stockholders may also propose nominees for consideration by the Corporate Governance and Nominating Committee by submitting the name(s) and supporting information to: Corporate Secretary, Applied Materials, Inc., 2881 Scott Boulevard, P.O. Box 58039, M/S 2064, Santa Clara, CA 95052-8039.

In selecting nominees, the Board will assess the independence, character, and acumen of candidates and will endeavor to collectively establish a number of areas of core competency of the Board, including: business judgment; management; accounting and finance; industry and technology knowledge; understanding of manufacturing; leadership; strategic vision; knowledge of international markets; and marketing. Directors should possess the highest personal and professional ethics, integrity and values, informed judgment, and sound business experience, and be committed to representing the long-term interests of the Company’s stockholders. They must also have an inquisitive and objective perspective, the ability to make independent analytical inquiries, practical wisdom and mature judgment. We endeavor to have a Board representing diverse experience at policy-making levels in various areas that are relevant to the Company’s global activities.

A majority of the directors will be “independent directors” pursuant to Securities and Exchange Commission (“SEC”) and Nasdaq Marketplace (“Nasdaq”) rules. “Independent director” means a person other than an officer or employee of the Company or its subsidiaries, or any other individual having a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. To be considered independent, the Board must affirmatively determine that neither the director nor an immediate family member has had any direct or indirect material relationship with the Company within the last three years. Although the majority of directors must be independent, it is recognized that directors who do not meet the independence standards also make valuable contributions to the Board and to the Company by reason of their experience, knowledge and familiarity with the Company.

Directors must be willing to devote sufficient time to carry out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with his/her service as an outstanding director. Directors are encouraged to limit the number of other boards (excluding non-profit) on which they serve to ensure that they can meet their commitments to the Company.

The Corporate Governance and Nominating Committee, from time to time, may review the appropriate skills and characteristics required of Board members taking into account the current composition of the Board and the needs of the Company. This assessment should include the areas of core competency established by the Board and should strive for a mix of skills and diverse perspectives (functional, cultural and geographic) that is effective for the Board at that point in time.

The Board anticipates that the Company’s CEO will be nominated annually to serve on the Board and may also serve as Chairman of the Board. The Board may also appoint or nominate certain other members of the Company’s management whose experience and role at the Company are expected to help the Board fulfill its responsibilities.

New Board members will attend a director orientation program provided by the Company that will include written materials, meetings with key management and visits to Company facilities. Each director is also expected to participate in continuing educational programs in order to maintain the necessary level of expertise to perform his or her responsibilities. The Company’s chief legal officer and chief financial officer are responsible for providing the orientation for new directors, and for periodically providing materials or briefing sessions for all directors on subjects that will assist them in discharging their duties.

The Board does not believe that directors who retire or change their principal occupation or business association should necessarily leave the Board. However, upon such an event, the Board, through the Corporate Governance and Nominating Committee, shall review the appropriateness of continued Board membership.

The Board does not believe that arbitrary term limits on directors’ service are beneficial, nor does it believe that directors should expect to be re-nominated as a matter of course. The Board self-evaluation process is an important determinant of Board tenure. Directors will not typically be nominated for election to the Board after they reach the age of 70, which the Board considers to be a generally appropriate retirement age, although the Board may decide to waive this policy in individual cases.

V.    BOARD COMMITTEES

The Board has established the following committees to assist the Board in discharging its responsibilities: (i) Audit; (ii) Corporate Governance and Nominating; (iii) Human Resources and Compensation; (iv) Investment; (v) Stockholder Rights Plan Review; and (vi) Strategy. From time to time, the Board may form a new committee or disband a current committee, depending upon the circumstances.

The charters of the Audit, Corporate Governance and Nominating and Human Resources and Compensation Committees are published on the Applied website (www.appliedmaterials.com), and will be mailed to stockholders on written request. The Board is responsible for the appointment of the chair and members of each committee. The committee chairs report the highlights of their meetings to the Board following each meeting of the respective committees. The committees occasionally hold meetings in conjunction with the Board.

The number, content, frequency, length and agenda of committee meetings and other matters of committee governance will be determined by each committee in light of the authority delegated by the Board to the committee; the chair of each committee is responsible for developing, with input from relevant Company managers, the committee’s agenda and objectives; the committee’s charter, if any, as approved by the Board; and legal, regulatory, accounting or governance principles applicable to that committee’s function. Sufficient time to consider the agenda items will be provided. Materials related to agenda items will be sent to committee members sufficiently in advance of the meeting to allow the members to prepare for discussion of the items at the meeting.

Audit Committee

The Audit Committee oversees the financial reports and other financial information provided by the Company to its stockholders and others, the Company’s financial policies and procedures and disclosure controls and procedures, the Company’s system of internal controls, and the Company’s auditing, accounting and financial reporting processes. The committee also reviews and approves, where appropriate, related-party transactions and appoints and reviews the performance of the independent registered public accounting firm. In addition, the committee further aids the Board in its oversight of the Company’s tax, legal, regulatory and ethical compliance, including oversight of the Ombudsman process as a procedure for receiving, retaining and treating complaints or concerns.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee assists the Board in developing, maintaining and overseeing the Company’s corporate governance guidelines, oversees the composition, structure and evaluation of the Board and its committees, and assists the Board in identifying individuals qualified to be directors. The committee reviews these guidelines regularly and recommends changes as necessary or appropriate.

Human Resources and Compensation Committee

The Human Resources and Compensation Committee oversees the Company’s programs that foster employee and executive development and retention, determines executive compensation and oversees significant employee benefits programs, policies and plans relating to the Company’s employees and executives. In addition, the Committee adopts, amends and oversees administration of all equity-related incentive plans and senior executive bonus plans and approves the compensation of members of the Board.

Investment Committee

The Investment Committee reviews and approves the Company’s major investments, including strategies for acquiring or divesting companies, real property, and other assets.

Stockholder Rights Plan Review Committee

The Stockholder Rights Plan Review Committee reviews the Company’s stockholder rights plan (the “Plan”) when and as appropriate, and at least every three years; considers whether the maintenance of the Plan continues to be in the best interests of the Company and its stockholders; and, if it determines that such action is appropriate, recommends changes to the Plan or redemption of rights issued under the Plan.

Strategy Committee

The Strategy Committee reviews the Company’s long-term strategic goals, objectives and plans concerning existing and potential markets, technologies, products, services, and business opportunities and recommends changes, as appropriate. As part of its review, the committee evaluates strategies in an effort to effectively align and maximize the Company’s technological capabilities, and product and service offerings with customers’ needs and market opportunities.

VI.    INDEPENDENCE OF COMMITTEE MEMBERS

The Audit, Corporate Governance and Nominating and Human Resources and Compensation Committees shall consist solely of independent directors. In addition to the requirement that a majority of the Board satisfy the independence standards discussed in Section IV above, members of the Audit Committee must also satisfy additional independence requirements that they not directly or indirectly receive any compensation from the Company other than their directors’ compensation.

VII.    SELECTION OF CHAIRMAN, CEO AND LEAD INDEPENDENT DIRECTOR

The Board is responsible for selecting the Company’s Chairman of the Board, CEO and Lead Independent Director. The Board should make its selections in a manner that is best for the Company under all of the circumstances. The roles of the Chairman and CEO may be separate or combined and the Chairman may be either an employee or non-employee director.

This flexibility allows the Board to select the Company’s CEO and Chairman in the manner that it determines to be in the best interests of the Company’s stockholders. The Board is also responsible for designating an independent director as the Lead Independent Director. The Chairman may act as the Lead Independent Director if the Chairman qualifies as independent. The Lead Independent Director chairs the executive sessions of independent directors, coordinates the activities of the other independent directors, and performs such other duties as deemed necessary by the Board from time to time.

VIII.    EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

Independent directors shall meet without the presence of management or the non-independent directors at least twice a year during the regularly scheduled Board meetings. These executive sessions will be called and chaired by the Lead Independent Director.

IX.    SELF-EVALUATION

The Board and each committee will perform an annual self-evaluation. The goal of the self-evaluation is to improve the contributions of the committees and of individual directors to the effectiveness of the Board.

X.    BOARD MEETINGS AND AGENDA

Board meetings are scheduled in advance typically every quarter for a full day. Special meetings may be called as necessary. The meetings are usually held at the Company’s headquarters in Santa Clara, California, but occasionally may be held at another facility in the U.S. or abroad.

Information and data that is important to the Board’s understanding of business to be discussed at a meeting should be distributed in writing to the Board before the Board meets. As a general rule, materials on specific subjects should be sent to Board members in advance so that Board meeting time may focus on discussion and analysis rather than exchange of information. Sensitive subject matters may be discussed at the meeting without written materials being distributed in advance or at the meeting.

The Board shall be responsible for its agenda. The CEO will propose for the Board’s approval key topics to be scheduled and discussed during the course of the next year and the Board will be invited to offer its suggestions. As a result of this process, a schedule of major discussion items for the following year will be established. The Chairman or committee chair, as appropriate, shall determine the nature and extent of information that shall be provided regularly to the directors before each scheduled Board or committee meeting. Directors are urged to make suggestions for agenda items, or additional pre-meeting materials, to the CEO or appropriate committee chair at any time. It is the policy of the Board to review major business operations of the Company on a periodic basis, and to review long-term strategic plans and annual operating plans.

The Board encourages management to schedule managers to present material at Board meetings who: (a) can provide additional insight into the topics being discussed because of personal involvement in these areas; or (b) have future potential that management believes should be given exposure to the Board. The Board welcomes the regular attendance at each Board meeting of non-Board members who are in responsible management positions of the Company.

XI.    ETHICS AND CONFLICTS OF INTEREST

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities. The Board expects Applied’s directors, officers and all other members of its workforce to act ethically at all times and to acknowledge their adherence to the policies comprising Applied’s Standards of Business Conduct. The Board oversees the Company’s Ethics Program, which presently includes the Company’s Standards of Business Conduct, an Ombudsman responsible for receiving and investigating complaints and a 24-hour global toll-free hotline.

If a director becomes involved in activities or interests that conflict or appear to conflict with the interests of the Company and these activities result in an actual or potential conflict of interest, the director is required to disclose such conflict promptly to the Board. The Board will determine an appropriate resolution on a case-by-case basis. All directors will recuse themselves from any discussion or decision affecting their personal, business or professional interests. The Board shall resolve any conflict of interest question involving the CEO; and the CEO shall resolve any conflict of interest issue involving any other officer of the Company.

The Company will not make any personal loans or extensions of credit to directors or executive officers. No director (other than employee directors) or family member may provide personal services for compensation to the Company.

XII.    REPORTING CONCERNS TO INDEPENDENT DIRECTORS OR THE AUDIT COMMITTEE

Anyone who has a concern about Applied’s conduct or about its accounting, internal accounting controls or auditing matters may communicate that concern directly to any independent director, the Audit Committee or Ombudsman. Such communications may be confidential or anonymous, and may be e-mailed or submitted in writing to designated addresses, or reported by phone to a confidential, global, toll-free phone number. All such concerns will be forwarded to the appropriate directors for their review, and will be simultaneously reviewed and addressed by Applied’s Ombudsman in the same way that other concerns are addressed by the Company. The status of all outstanding concerns addressed to the independent directors or the Audit Committee will be reported to the directors on a quarterly basis. The independent directors or the Audit Committee may direct special treatment, including the retention of outside advisors or counsel, for any concern addressed to them. The Company’s Standards of Business Conduct prohibit any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.

XIII.    COMPENSATION OF INDEPENDENT DIRECTORS

The Human Resources and Compensation Committee is responsible for reviewing and approving compensation and benefits, including stock options, for independent directors. In discharging this duty, it shall be guided by three goals: compensation should fairly pay directors for work required on behalf of a company of Applied’s size and scope; compensation should align directors’ interests with the long-term interests of stockholders; and the structure of the compensation should be transparent and easily understandable. At the end of each year, the Human Resources and Compensation Committee shall review independent director compensation and benefits.

XIV.    ANNUAL COMPENSATION REVIEW OF SENIOR EXECUTIVES

The Human Resources and Compensation Committee shall annually review and approve the goals and objectives for compensating the CEO. That committee shall evaluate the CEO’s performance in light of these goals before setting the CEO’s salary, bonus and other incentive and equity compensation. The committee shall also annually review and approve the compensation structure for the Company’s officers, and shall evaluate the performance of the Company’s senior executive officers before approving their salary, bonus and other incentive and equity compensation.

XV.    STOCK OWNERSHIP GUIDELINES

Non-employee directors should maintain an investment level in the Company’s stock equal to five times their annual retainer. The CEO and Chairman should maintain an investment level in the Company’s stock equal to five times their annual salary. All other named executive officers should maintain an investment level equal to three times their annual salary. In each case, such investment levels should be achieved within a specified period or, in any event, no later than five years following their election or appointment.

XVI.    ACCESS TO EMPLOYEES

The Board has complete access to any Applied employee. Independent directors are encouraged to contact employees of the Company with or without senior executives present.

XVII.    ACCESS TO INDEPENDENT ADVISORS

The Board (as an entity) and each of its committees shall have the right at any time to retain independent financial, legal or other advisors, with funding provided by the Company.

XVIII.    MISCELLANEOUS

These Guidelines are in addition to and are not intended to change or interpret any federal or state law, including the General Corporation Law of Delaware.

Directions to the Santa Clara Convention Center

5001 Great America Parkway, Santa Clara, California 95054

DIRECTIONS FROM SAN JOSE:

•	Take Highway 101 North to Great America Parkway exit.
•	Turn right onto Great America Parkway.
•	The Convention Center is located at the corner of Tasman Avenue and Great America Parkway.

DIRECTIONS FROM SAN FRANCISCO:

•	Take Highway 101 South to Great America Parkway exit.
•	Turn left onto Great America Parkway.
•	The Convention Center is located at the corner of Tasman Avenue and Great America Parkway.

DIRECTIONS FROM BERKELEY / OAKLAND:

•	Take Highway 880 South.
•	Exit Route 237 West.
•	Turn left onto Great America Parkway.
•	The Convention Center is located at the corner of Tasman Avenue and Great America Parkway.

APPLIED MATERIALS, INC.

2881 SCOTT BLVD.

P.O. BOX 58039, M/S 2064

SANTA CLARA, CA 95052-8039

YOU CAN VOTE BY TELEPHONE

OR BY INTERNET

QUICK · EASY · IMMEDIATE

AVAILABLE 24 HOURS A DAY · 7 DAYS A WEEK

APPLIED MATERIALS, INC. encourages you to take advantage of convenient ways to vote. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, please read the 2005 Proxy Statement and then follow these easy steps:

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Your vote must be received by 11:59 P.M. Eastern Time on March 22, 2005. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Your vote must be received by 11:59 P.M. Eastern Time on March 22, 2005. Have your proxy card in hand when you call and then follow the instructions. Your call is toll-free in the United States and Canada.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Applied Materials, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by telephone or the Internet, DO NOT mail back the proxy card.

THANK YOU FOR VOTING!

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	APMAT1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

APPLIED MATERIALS, INC.

Election of Directors - Proposal 1

1.	To elect eleven directors to serve for a one-year term and until their successors have been elected and qualified.				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of the nominee(s) on the line below.

	The Board recommends a vote FOR each of the following nominees:				☐	☐	☐

	01)	Michael H. Armacost	07)	Steven L. Miller
	02)	Deborah A. Coleman	08)	James C. Morgan
	03)	Herbert M. Dwight, Jr.	09)	Gerhard H. Parker
	04)	Philip V. Gerdine	10)	Willem P. Roelandts
	05)	Paul R. Low	11)	Michael R. Splinter
	06)	Dan Maydan

				For	Against	Abstain
Ratification of the Appointment of the Independent Registered Public Accounting Firm - Proposal 2

2.	To ratify the appointment of KPMG LLP as Applied Materials’ independent registered public accounting firm for fiscal year 2005.			☐	☐	☐

The Board recommends a vote FOR Proposal 2

THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE ELEVEN NOMINEES FOR ELECTION AS DIRECTORS (PROPOSAL 1) AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 2).

Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

		YES	NO

	Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

APPLIED MATERIALS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MARCH 23, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael R. Splinter and Joseph J. Sweeney, or either of them, each with full power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of Applied Materials, Inc. to be held on Wednesday, March 23, 2005, at 11:00 a.m. Pacific Time, and at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the items set forth on the reverse side and, in their discretion, upon such other business as may properly come before such meeting and any adjournment or postponement thereof.

Dear Stockholder:

On the reverse side of this card are instructions on how to vote for the election of directors (Proposal 1) and for the ratification of the appointment of the independent registered public accounting firm (Proposal 2) by telephone or over the Internet. Please consider voting by telephone or over the Internet. Your vote is recorded as if you mailed in your proxy card. We believe voting this way is convenient.

Thank you for your attention to these matters.

Applied Materials, Inc.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on the other side)